                                                                EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the registration statement on Form N-14 ("Registration Statement") of (i) our report dated
May 15, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of Barr Rosenberg Series Trust; and (ii) our report dated February 16, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Barr Rosenberg Variable Insurance Trust, each of which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
March 5, 2001